                                                                    EXHIBIT 23.2


                             TECHNICLONE CORPORATION
                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-85628, 33-15102, 33-87662, 33-87664 and 333-17513 of Techniclone Corporation
on Form S-8 of our report dated June 15, 1998, which includes an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-K of Techniclone Corporation for the year ended April 30, 1999.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
July 23, 1999